Exhibit 31.3

CERTIFICATIONS

I, Ben M. Palmer, certify that:

1.           I have reviewed this annual report on Form 10-K/A of Marine Products Corporation; and

2.           Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 29, 2026

/s/ Ben M. Palmer
Ben M. Palmer
President and Chief Executive Officer
(Principal Executive Officer)